As filed with the Securities and Exchange Commission on January 10, 2003

                                  Registration Nos. 333-65742 and 333-65742-01

   ________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-1
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                           NTL COMMUNICATIONS CORP.
                               NTL INCORPORATED
            (Exact name of registrant as specified in its charter)

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

                 Delaware                                   4899                                  52-1822078
                 Delaware                                   4899                                  13-4105887
      (State of other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
      Incorporation or organization)             Classification Code Number)                Identification Number)

                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022
                                (212) 906-8440
              (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)


                                   COPIES TO:

    RICHARD J. LUBASCH, ESQ.                 THOMAS H. KENNEDY, ESQ.             ADRIAN J. S. DEITZ
EXECUTIVE VICE PRESIDENT, GENERAL             SKADDEN, ARPS, SLATE,           SKADDEN, ARPS, SLATE,
      COUNSEL AND SECRETARY                    MEAGHER & FLOM LLP               MEAGHER & FLOM LLP
        NTL INCORPORATED                        FOUR TIMES SQUARE              ONE CANADA SQUARE
      110 EAST 59TH STREET                  NEW YORK, NEW YORK 10036             CANARY WHARF
    NEW YORK, NEW YORK 10022                     (212) 735-3000                 LONDON E14 5DS
     (212) 906-8440                                                                 ENGLAND
                                                                              +44 20 7519-7000

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 _____________

         Approximate date of commencement of proposed sale to the public:

            This Post-Effective Amendment No. 1 deregisters those 6-3/4% convertible senior notes due 2008 and any shares of common stock into which such notes are convertible that remain unsold hereunder as of the date hereof

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DEREGISTRATION OF SECURITIES

         On July 24, 2001, NTL Communications Corp., and NTL Incorporated, as co-obligor on a subordinated basis, (collectively, the "Registrants"), filed a registration statement on Form S-3 (File Nos. 333-65742 and 333-65742-01) (the "Registration Statement") for purposes of registering $1,150,000,000 aggregate principal amount of the Registrants' 6-3/4% convertible senior notes due 2008 (the "Notes") and 35,173,330 shares of NTL Incorporated's common stock ("Conversion Shares") into which such Notes were convertible at the rate of
30.5550 Conversion Shares per $1,000 principal amount of the Notes, subject to adjustment. On August 16, 2001, the Registrants filed Amendment No. 1 to the Registration Statement. Since that time and from time to time, the Registrants have filed prospectus supplements on Form 424(b)(3) for the benefit of holders of Notes not previously included as a "Selling Holder" under the Registration Statement.

         On May 8, 2002, NTL Incorporated and certain subsidiaries, including NTL Communications Corp., filed a voluntary petition for a pre-arranged joint reorganization plan under Chapter 11 of the U.S. Bankruptcy Code. On July 15, 2002, NTL Incorporated filed an amended disclosure statement and a second amended joint reorganization plan with the Bankruptcy Court (the "Plan"). On September 5, 2002, following further modifications, the Bankruptcy Court entered an order confirming the Plan, pursuant to which a substantial portion of the debt of NTL Incorporated and its debtor subsidiaries, including the Notes, would be discharged on the effective date of the Plan. Accordingly, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Notes and Conversion Shares that remain unsold and unissued under the Registration Statement.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                          NTL INCORPORATED


                                          By:  /s/ RICHARD J. LUBASCH
                                              ...............................
                                              Richard J. Lubasch
                                              Executive Vice President -
                                              General Counsel and Secretary

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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

Signature                                             Title                                   Date
---------                                             -----                                   ----


                                                      Chairman of the Board, and
------------------------------                        Treasurer and Director
George S. Blumenthal


/s/ BARCLAY KNAPP*                                    President, Chief Executive
------------------------------                        Officer and Director                   January 10, 2003
Barclay Knapp


/s/ JOHN F. GREGG*                                    Senior Vice President, Chief
------------------------------                        Financial Officer                      January 10, 2003
John F. Gregg


/s/ GREGG N. GORELICK*                                Vice President - Controller            January 10, 2003
------------------------------
Gregg N. Gorelick


/s/ ROBERT T. GOAD*                                   Director                               January 10, 2003
------------------------------
Robert T. Goad


                                                      Director
------------------------------
Bernard Izerable


/s/ ALAN J. PATRICOF*                                 Director                               January 10, 2003
------------------------------
Alan J. Patricof


/s/ WARREN POTASH*                                    Director                               January 10, 2003
------------------------------
Warren Potash


/s/ JEAN-LOUIS VINCIGUERRA*                           Director                               January 10, 2003
------------------------------
Jean-Louis Vinciguerra


/s/ MICHAEL S. WILLNER*                               Director                               January 10, 2003
------------------------------
Michael S. Willner


                                                      Director
------------------------------
Eric Bouvier


* By /s/ RICHARD J. LUBASCH
--------------------------------
Richard J. Lubasch
Attorney-in-Fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                           NTL COMMUNICATIONS CORP.


                                           By:  /s/ RICHARD J. LUBASCH
                                             .........................
                                             Richard J. Lubasch
                                             Executive Vice President -
                                             General Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                             Title                                  Date
---------                                             -----                                  ----

                                                      Chairman of the Board, and
------------------------------                        Treasurer and Director
George S. Blumenthal


/s/ BARCLAY KNAPP*                                    President, Chief Executive
------------------------------                        Officer and Director                 January 10, 2003
Barclay Knapp


/s/ JOHN F. GREGG*                                    Senior Vice President, Chief
------------------------------                        Financial Officer                    January 10, 2003
John F. Gregg


/s/ GREGG N. GORELICK*                                Vice President - Controller          January 10, 2003
------------------------------
Gregg N. Gorelick


/s/ ROBERT T. GOAD*                                   Director                             January 10, 2003
------------------------------
Robert T. Goad


                                                      Director
------------------------------
Bernard Izerable


/s/ ALAN J. PATRICOF*                                 Director                             January 10, 2003
------------------------------
Alan J. Patricof


/s/ WARREN POTASH*                                    Director                             January 10, 2003
------------------------------
Warren Potash


/s/ JEAN-LOUIS VINCIGUERRA*                           Director                              January 10, 2003
------------------------------
Jean-Louis Vinciguerra


/s/ MICHAEL S. WILLNER*                               Director                              January 10, 2003
------------------------------
Michael S. Willner


                                                      Director
------------------------------
Eric Bouvier


* By /s/ RICHARD J. LUBASCH
--------------------------------
Richard J. Lubasch
Attorney-in-Fact
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